Exhibit 10.3

CATERING SERVICE AGREEMENT

This catering service agreement (the “Agreement”) is made by and between,

Party A:   Ningbo QL Electronics Co., Ltd., (“Client”)

AND

Party B:   Ningbo Yiji Supply Chains Management Co., Ltd., (“Caterer”)

Party A and Party B shall be referred to hereinafter collectively the “Parties” or individually a “Party”.

After friendly discussion, the Parties agree as follows with respect to the provision of catering service:

Article 1.   Service Term

This catering service shall commence on October 1, 2010, and ending on April 30,2011(“Term”).

The period from October 1, 2010 to October 31, 2010 shall be the probation period (“Probation Period”), during which if either party is not satisfied with any matter provided herein and does not want to continue to perform this Agreement, this Agreement shall be terminated accordingly or both parties shall enter into a new written agreement after consultation.

Additional Covenants: This Agreement shall be renewed every six month, and the terms and conditions of the renewed agreement shall be negotiated by both parties. The renewed agreement shall take effective upon signature by both parties. Any renewal or termination of this Agreement shall be subject to a one-month prior notice to the other Party before the expiration of this Agreement,

Article 2.  Delivery and Time

2.1	Delivery of meals:

According to the number provided by Client, Caterer shall deliver the meals to Client’s cafeteria (“Cafeteria”) at the time designate by Client. Caterer shall provide breakfast, lunch, dinner and late night meal every day.

2.2           Meal time:

Breakfast: 5: 30a.m. – 6: 30a.m.;

Lunch: 11: 30a.m. – 1.00p.m.;

Dinner: 5p.m. – 6p.m.; and

Late night meal: 11: 30p.m. – 0: 30a.m.

Article 3.  Meal Specifications

3.1           Price for each set of meal:

Breakfast: RMB4 /person;

Lunch: RMB7 /person;

Dinner: RMB7/person; and

Late night meal: RMB7 /person.

3.2           Meals:

RMB6 /set: 1 meat dish, 2 vegetable dishes, fruit, rice and soup;

RMB7/set: 1 meat dish, 1 meat-vegetable dish, 1 vegetable dish, fruit, rice and soup;

RMB8/set: 2 meat dishes, 1 vegetable dish, fruit, rice and soup.

3.3           Meals types:

For breakfast: 2 types of porridge, 4 types of dried food and 1 appetizer (adjusted according to the menu);

For lunch/dinner/late night meal: 3 dishes (1 meat, 1 meat-vegetable and 1 vegetable dishes), together with fruit (fruit shall not be the same in the three days, except for the fruit of the season such as watermelons in July, as case may be), rice and soup.

The menu should be changeable on a daily basis, and the types of dishes shall be provided as follows:

Lunch: 7 dishes (2 meat, 2 meat-vegetable, and 3 vegetable dishes);

Dinner: 6 dishes (2 meat, 2 meat-vegetable, and 2 vegetable dishes); and

Late night meal: 4 dishes (2 meat, 1 meat- vegetable, and 1 vegetable dishes).

3.4	Special Requirements:

No animal viscera (including blood, liver, heart, intestines, etc.)

Article 4.  Settlement of Balance Due

The payment due shall be settled once a month. After Caterer has issued the invoices (the invoices for raw materials can be used as the invoices for catering service), Client shall make the payment during the last 20 days of the next month.

Note: If Client requests Caterer to provide the invoices for catering service, Client shall pay an additional charge of invoice tax equivalent to 8% of the invoice amount.

Article 5.  Number of Customers

5.1           During its normal operation, Client shall inform Caterer of the number of working employees for the coming week on a weekly basis. The number of customers shall be within a 90% - 110% range of the said confirmed number. If the number of customers has material change due to holidays or equipment repair, Client’s administration staff shall inform Caterer of the revised number of customers in advance.

5.2           Caterer shall be responsible for its own gains and losses in that the actual number of customers and Caterer’s revenue depend on the quality of meals and catering services, and the satisfaction of Client’s employees.

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Article 6.  Obligations of Client

6.1           Client shall make sure that the meal time lasts no more than 90 minutes.

6.2           Client shall maintain the catering order to ensure its employees take food in an orderly manner.

6.3           Client shall ask its employees to have meals in a proper manner, not to waste food, to place the plates in order, to dispose the leftovers in the little bin and to clean the tables after meals.

6.4           Client shall make regular inspection into the working site of Caterer, and provide suggestions or recommendations to Caterer. For any non-compliance, Caterer shall be penalized in accordance with the provisions as stipulated in the Catering Inspection Criteria (Please refer to the attachment).

Article 7.   Obligations of Caterer

7.1           Caterer shall prepare the weekly menu and deliver it to Client in advance for review. The meals shall be delivered according to the menu. In the event of any change due to special circumstances, Caterer must inform Client of such changes in menu by phone in advance.

7.2           Caterer shall make sure the meals are delivered to Cafeteria ten (10) minutes in advance. If Caterer fails to deliver the food by stipulated time due to some special circumstances such as water and power failure, both parties shall resolve it through consultation.

7.3           The employees assigned by Caterer shall hold the health certificates for work and the copies of the health certificates shall be provided to Client for filing purpose. In the event of any staff turnover, Caterer shall give a prior written notice to Client. When Caterer’s employees start working in the Cafeteria, the administration staff of Client shall check their health certificates and make a copy. Caterer’s employees shall wear disposable masks and gloves in the course of catering service.

7.4           Caterer shall guarantee the safety and quality of its food, and in clean and fresh condition. Caterer shall adjust the dish tastes as requested by Client.

7.5           Caterer shall implement tableware disinfection in accordance with the Law of People's Republic of China on Food Hygiene, and replace outworn or damaged tableware in a timely manner.

7.6           After meals, Caterer shall collect the leftovers, wash the dishes and clean the Cafeteria, and dispose the leftovers properly according to ISO14000. Caterer shall do cleaning in the Cafeteria every week.

7.7           During the Term of this Agreement, in the event of any food poisoning accidents and if the competent health authority deems it is caused due to Caterer’s default and issues related documentation, the Client is entitled to give a notice to Caterer to terminate this Agreement. Caterer shall bear all the expenses and losses suffered by the victims in the said food poisoning accidents (including medical treatment expenses, health care expenses, loss of working hours and other economic compensations).

7.8           If either party intends to early terminate this Agreement, it shall give a prior notice to the other party. If either party terminates this Agreement without reasonable causes, this party shall pay RMB5,000 to the other party as liquidated damage.

Article 8.  In case of any dispute arising from this Agreement, both parties shall consult and negotiate friendly. Failing which, the dispute shall be submitted for arbitration or to a competent court for resolution.

Matters not mentioned herein shall be discussed in a supplementary agreement which shall have the same force and effect with this Agreement upon execution by both parties.

Article 9.  This Agreement shall be prepared in two (2) copies and either party will keep one (1) copy.

Attachment:

List of Catering Facilities; and

Catering Inspection Criteria

Party A (Seal): Signature: Address: Tel: Date:	Party B (Seal): Signature: Address: Tel:

ATTACHMENT:
Catering Inspection Criteria
of
Ningbo QL Electronics Co., Ltd.

Item	Grading	Method	Measurement	Point Deduction	Penalty
1.Sanitation conditions (food production site and Cafeteria)	Grading against the Sanitation Inspection Form; One point is deducted for any non-compliance.	Sanitation inspection is conducted twice a month (At 2: 00 P.M. on Monday of the 2nd and 4th weeks)	One point deduction equals a penalty of RMB 100.
2. Menu (to be sent to Ms. Zhao Xuefen, Administration Department every Monday noon);

Actual daily dishes should match the pictures of the dishes as listed on the menu (A prior written notice is required for any mismatch of more than 2 dishes)

	Two points are deducted for each failure or delay in such delivery.	Ms. Zhao Xuefen is responsible to inspect, confirm with customers and deduct the points.	One point deduction equals a penalty of RMB 100.
3. The documents of new catering staff (such as health certificates) should be submitted within 7 working days.

Written notice of new employee, renewal of expired health certificates and training for new employees shall be conducted in a timely manner.

	One point is deducted for each failure to submit the required documents by the catering staff.	Ms. Zhao Xuefen is responsible to inspect, confirm with customers and deduct the points.	One point deduction equals a penalty of RMB 100.
4. The Caterer’s staff should be neatly dressed (with employee card, work wear, caps and masks) and serve customer in a friendly manner.	One point is deducted for each failure to comply with the provisions of item 4.	Ms. Zhao Xuefen is responsible to inspect, confirm with customers and deduct the points.	One point deduction equals a penalty of RMB 100.
5. Sour dishes, or food containing inedible things such as flies, mosquitoes, etc.	Two points are deducted for any non-compliance.	Complaints from customers, and site inspection and confirmed by both parties.	One point deduction equals a penalty of RMB 100.
6. The dishes do not match the menu without any prior written notice to Client.	Two points are deducted for any non-compliance.	Sample inspection, and confirmation by both parties.	One point deduction equals a penalty of RMB 100.
7. The meat in the meat-vegetable dishes is less or equal to the vegetable. Rice or dishes are not provided sufficiently.	Two points are deducted for any non-compliance.	Complaints from customer, and site inspection and confirmed by both parties.	One point deduction equals a penalty of RMB 100.
8. Caterer fails to put forward and implement rectification plan punctually.	Two points are deducted for any non-compliance.	Site inspection and confirmed by both parties.	One point deduction equals a penalty of RMB 100.
9. Rice, vegetable, fruit or seasonings are found in fake or inferior quality.	Five points are deducted for the first non-compliance. If the non-compliance occurs for the second time, this Agreement can be terminated accordingly.	Site inspection.	One point deduction equals a penalty of RMB 100.